                        STOCKHOLDER AND OPTION AGREEMENT
                        --------------------------------


        THIS STOCKHOLDER AND OPTION AGREEMENT (this "Agreement") dated as of April 12, 1999, is entered into between Sprint Corporation, a Kansas corporation ("Parent"), and Matthew Oristano, an individual resident of the State of Connecticut, on his own behalf and as attorney-in-fact for the stockholders identified on Schedule I hereto (collectively, "Stockholder"), with respect to the shares of common stock, par value $.01 per share (the "Company Common Stock"), of People's Choice TV Corp., a Delaware corporation (the "Company"), owned by Stockholder.

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, as of the date hereof, the Stockholder beneficially owns and has the power to vote 1,694,823 shares of Company Common Stock as identified on
Schedule I hereto (including any and all rights attached thereto to acquire shares of stock of the Company if the Company adopts a stockholders' rights plan, and any other rights associated therewith, the "Option Shares"); and

        WHEREAS, Parent desires to enter into this Agreement in connection with its efforts to consummate an acquisition of the Company and Parent requires that Stockholder enter into this Agreement as a condition to its willingness to enter into an acquisition agreement with the Company.

        NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1.  Certain Covenants.

                1.1. Lock-Up. Stockholder hereby covenants and agrees during the term of this Agreement that (a) except as consented to in writing by Parent in its sole discretion, Stockholder will not sell, transfer, assign, pledge, hypothecate, tender or otherwise dispose of or limit its right to vote in any manner any of the Option Shares, or agree to do any of the foregoing, and (b) Stockholder will not take any action which would have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

                1.2. Irrevocable Proxy. Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Option Shares and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for Stockholder to vote (or refrain from voting) in any manner as Parent, in its sole discretion, may see fit, all of the Option Shares for Stockholder and in Stockholder's name, place and stead, at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise, with respect to any issue brought before the stockholders of the Company, other than with respect to the election of directors of the Company, for which the stockholders of the Company are entitled to vote.

                1.3. Public Announcement. Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Parent, except as may be required by law.

                1.4. Stop Transfer Instruction. Promptly following the date hereof, Stockholder and Parent shall deliver joint written instructions to the Company and to the Company's transfer agent stating that the Option Shares may not be sold, transferred, pledged, assigned, hypothecated, tendered or otherwise disposed of in any manner without the prior written consent of Parent or except in accordance with the terms and conditions of this Agreement.

                1.5. HSR Filing. Promptly following the date hereof, Parent will make all filings with and give all notices to governmental or regulatory authorities required of Parent pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), in connection with consummating the transactions contemplated by this Agreement. Parent will use all commercially reasonable efforts to obtain early termination of all applicable waiting periods under the HSR Act.

         2.  Grant of Option.

                2.1. Option. Upon the terms and subject to the conditions of this Agreement, Stockholder hereby grants to Parent or Parent's designee an irrevocable option (the "Option") to purchase the Option Shares. Upon exercise of the Option and purchase of the Option Shares, Parent shall not assume any liabilities or obligations (if any) of Stockholder related to or in connection with such Option Shares and arising prior to the Option Closing Date (as defined hereinafter).

                2.2. Option Price. The purchase price payable by Parent or its designee at the Option Closing (as hereinafter defined) for the Option Shares shall be an amount equal to $8.00 per Option Share (the "Option Price"); provided, however, if prior to the Option Closing, Parent shall purchase any shares of the Company Common Stock for an amount per share in excess of the Option Price (the "Excess Amount"), then the amount per Option Share to be paid by Parent shall equal the sum of the Option Price plus the Excess Amount. If following the Option Closing, Parent shall purchase any shares of the Company Common Stock for an amount per share in excess of the sum of the Option Price plus, if applicable, the Excess Amount plus any other amount previously remitted pursuant to this Section 2.2 (the "Subsequent Excess Amount"), then Parent shall forthwith remit to Stockholder an amount equal to the Subsequent Excess Amount for each Option Share purchased at the Option Closing.

                2.3.  Exercise.

                      (a) Parent or its designee shall be entitled to exercise the Option by giving written notice to Stockholder. Such notice shall specify a date (not earlier than one business day or later than three business days from the date such notice is delivered to Stockholder) and place for closing of the exercise of the Option (the "Option Closing"). Upon delivery of notice exercising the Option, the Option shall be deemed to have been exercised by Parent or its designee irrespective of the actual date of the Option Closing (the actual date of the Option Closing is referred to hereinafter as the "Option Closing Date"). At the Option Closing, Parent or its designee will deliver to Stockholder the Option Price (as adjusted pursuant to Section 2.2, if necessary) with respect to the Option Shares, by wire transfer of immediately available funds to an account designated in writing by Stockholder prior to the Option Closing Date.

                      (b) Upon  payment of the Option  Price as  provided in
Section 2.3 hereof, the Stockholder shall deliver to Parent or its designee at the Option Closing, (i) the certificates representing the Option Shares duly endorsed in blank for transfer, or accompanied by duly executed stock powers in blank, in each case with signatures guaranteed by a national bank or trust company or a member firm of the New York Stock Exchange, Inc. and (ii) all such other agreements, endorsements, assignments and other instruments as are necessary or desirable, in Parent's sole and absolute discretion, to vest in Parent or its designee good and marketable title to such Option Shares or to evidence of record the sale and assignment of such Option Shares to Parent or its designee.

                2.4. Option Expiration/Put Right. Except as provided below, the Option shall terminate and expire ten days after the transactions contemplated by this Agreement receive approval required by the HSR Act ("HSR Approval") if the Option has not been exercised by Parent or its designee on or before such date (the "Expiration Date"). If the Option has not been exercised by Parent on or before the Expiration Date, Stockholder shall have the right at such time, and for a period of 30 days thereafter, to deliver a written notice to Parent (the "Stockholder Notice") requiring that Parent or its designee purchase the Option Shares at the Option Price, as adjusted (if necessary) in accordance with
Section 2.2 hereof (the "Put Right"). Upon the exercise by Stockholder of the Put Right, the parties hereto shall consummate the purchase and sale of the Option Shares in accordance with Section 2.3 hereof.

         3.  Representations  and  Warranties  of  Stockholder.   Stockholder
hereby represents and warrants to Parent, as of the date hereof and as of the Closing Date, as follows:

                3.1. Ownership. Stockholder has good and marketable title to, and is the sole legal and beneficial owner of the Option Shares, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever. At the Option Closing, Stockholder will transfer and convey to Parent or its designee good and marketable title to the Option Shares, free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever created by or arising through Stockholder.

                3.2. Authorization. Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to all of the Option Shares owned by Stockholder with no restrictions on its voting rights or rights of disposition pertaining thereto. Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

                3.3. Stockholder Has Adequate Information. Stockholder is a sophisticated seller with respect to the Option Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Option Shares and has independently and without reliance upon Parent and based on such information as Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Stockholder acknowledges that Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Stockholder acknowledges that the sale of the Option Shares by Stockholder to Parent is irrevocable, and that Stockholder shall have no recourse to the Option Shares or Parent, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

                3.4. Parent's Excluded Information. Stockholder acknowledges and confirms that (a) Parent may possess or hereafter come into possession of certain non-public information concerning the Option Shares and the Company which is not known to Stockholder and which may be material to Stockholder's decision to sell the Option Shares ("Parent's Excluded Information"), (b) Stockholder has requested not to receive Parent's Excluded Information and has determined to sell the Option Shares notwithstanding its lack of knowledge of Parent's Excluded Information, and (c) Parent shall have no liability or obligation to Stockholder in connection with, and Stockholder hereby waives and releases Parent from, any claims which Stockholder or its successors and assigns may have against Parent (whether pursuant to applicable Option Shares, laws or otherwise) with respect to the non-disclosure of Parent's Excluded Information; provided, however, nothing contained in this Section 3.4 shall limit Stockholder's right to rely upon the express representations and warranties made by Parent in this Agreement, or Stockholder's remedies in respect of breaches of any such representations and warranties.

         4. Survival of Representations and Warranties. The respective representations and warranties of Stockholder and Parent contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

         5. Specific Performance. Stockholder acknowledges that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Parent upon the breach by

Stockholder of such covenants and agreements, Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

         6.  Miscellaneous.

                6.1. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

                6.2. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

                6.3. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

                6.4. Assignment. This Agreement may not be transferred or assigned by Stockholder but may be assigned by Parent to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.

                6.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

                6.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

                      (a)  If to Parent:

                           Sprint Corporation
                           Shawnee Mission Parkway
                           Westwood, Kansas 66205
                           Attention:  Corporate Secretary
                           Telecopy: (913) 624-2256
                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                           Attention: Bruce N. Hawthorne, Esq.
                           Telecopy: (404) 572-5146

                      (b)  If to
                           Stockholder:

                           Matthew Oristano
                           Old Quarry Road
                           Woodbridge, CT 06525
                           Telecopy: (203) 393-3852

                           with a copy to:

                           Cummings & Lockwood
                           Stamford Plaza
                           Box 120
                           Stamford, CT  06904
                           Attention:  John Flaherty
                           Telecopy:  (203) 351-4140

                6.7.  Governing   Law.  This   Agreement   shall  be  governed
by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

                6.8. Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                6.9. Further Assurances. From time to time at or after the Option Closing, at Parent's request and without further consideration, Stockholder shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Parent good, valid and marketable title to the Option Shares, including, but not limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Option Shares.

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                            SPRINT CORPORATION


                                            By:    /s/ Theodore H. Schell
                                                   ----------------------
                                                   Senior Vice President


                                            MATTHEW ORISTANO


                                            /s/ Matthew Oristano
                                            --------------------
                                            In his individual capacity and as
                                            attorney-in-fact for the
                                            stockholders identified on
                                            Schedule I hereto

                                   SCHEDULE I
                                   ----------



Name of Stockholder                               Shares of Company Common Stock
-------------------                               ------------------------------

Alda Multichannels Limited                                   936,327

Matthew Oristano                                              10,000

Jean Oristano                                                 45,000

Matthew Oristano, as custodian for                           110,000
Rachel Oristano

Mark Oristano                                                 79,357

Michael Oristano                                             105,809

Trust FBO Stacey Oristano                                     13,226

Trust FBO Kelley Oristano                                     13,226

Victor Oristano                                                5,000

Joan and Victor Oristano Gifting Trust # 1                   179,522

Joan and Victor Oristano Gifting Trust # 2                    72,743

Joan Oristano Generation Skipping Trust                        6,613
exempt marital trust

The Oristano Foundation                                      108,000

Alda LP                                                       10,000

TOTAL:                                                     1,694,823